SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2002

WEBB INTERACTIVE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-28462	84-1293864
(Commission File Number)	(IRS Employer Identification No.)

1899 Wynkoop, Suite 600, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 308-3180

N/A
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

Webb interactive Services, Inc. is filing with this report audited financial statements for the six-month period ended June 30, 2002. These financial statements are being filed in order to remove the Registrant’s common stock from the definition of “penny stock” in accordance with Exchange Act Rule 3a51-1(g). Registrant has been in continuous operation for more than three years and has net tangible assets, as defined in the Rule, of more than $2 million.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements.

None

(c)    Exhibits:

23.1    Consent of Ernst & Young, LLP, Independent Auditors

99.1    Certification pursuant to 18 U.S.C. Section 1350

99.2    Financial Statements as of and for the Six Months Ended June 30, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBB INTERACTIVE SERVICES, INC.

By:	/s/ WILLIAM R. CULLEN
William R. Cullen
Its:	Chief Executive and Chief Financial Officer
Dated: August 22, 2002

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